UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 271-3600

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer; Departure of Chief Financial Officer

On May 27, 2026, the Board of Directors of Hub Group, Inc. (the “Company”) appointed Todd Heeter to serve as interim Chief Financial Officer and Treasurer of the Company, effective May 28, 2026, replacing Kevin Beth, who departed the Company on May 27, 2026.

In connection with the appointment of Mr. Heeter as interim Chief Financial Officer and Treasurer, on May 27, 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with The Heeter Group, LLC (the “Consultant”) for the provision of Mr. Heeter’s services in such capacity. The Consulting Agreement has an initial six-month term, which term may be extended for additional six-month periods at the Company’s election. During the term of the Consulting Agreement, the Company has agreed to pay the Consultant a monthly cash consulting fee of $125,000. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Heeter, age 53, is the founder of The Heeter Group, a finance, accounting and strategic advisory firm that provides executive-level advisory engagements for public and private companies, where he has served as Chief Executive Officer since 2016. During his tenure, he has been engaged by clients across a variety of industries to serve in finance and accounting leadership roles on a permanent and consulting basis, including as Chief Financial Officer and Chief Accounting Officer.

Mr. Heeter does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related party transactions or relationships between Mr. Heeter and the Company that would require disclosure under Item 404(a) of Regulation S-K. Other than the Consulting Agreement, there are no arrangements or understandings between Mr. Heeter and any other person pursuant to which Mr. Heeter was appointed as an officer of the Company.

The Company expects to enter into a separation agreement with Mr. Beth at a later date and will disclose the terms of such separation agreement by an amendment to this Current Report on Form 8-K.

Departure of Chief Operating Officer

On May 27, 2026, Brian Meents, Executive Vice President and Chief Operating Officer, departed the Company. The Company has not appointed a successor, and at this time, the responsibilities of the Chief Operating Officer role will be assumed by other members of the Company’s leadership team.

Item 7.01	Regulation FD Disclosure.

On May 28, 2026, the Company issued a press release announcing, among other things, the executive officer changes described in Item 5.02. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated as of May 27, 2026, by and among Hub Group, Inc., The Heeter Group, LLC and Todd Heeter.

99.1	Press release issued on May 28, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date: June 2, 2026

	By:	/s/ Eric A. Braun
	Name:	Eric A. Braun
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary